Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

July 31, 2014

BlackRock, Inc.

55 East 52nd Street

New York, New York 10055

Re:	BlackRock, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to BlackRock, Inc., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the Registration Statement on Form S-8 of the Company (together with all exhibits thereto, the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration by the Company of an aggregate of 7,500,000 shares (the “Plan Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), authorized for issuance pursuant to the Amended and Restated BlackRock, Inc. 1999 Stock Award and Incentive Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement in the form to be filed with the Commission under the Act on the date hereof; (ii) the Plan; (iii) a specimen certificate representing the Common Stock; (iv) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”); (v) the Amended and Restated By-laws of the Company, as certified by the Secretary of the Company (the “Bylaws”); and (vi) resolutions of the Board of Directors of the Company, adopted March 12, 2014, relating to the Plan and the Plan Shares. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

BlackRock, Inc.

July 31, 2014

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. The opinions set forth below are subject to the following further qualifications, assumptions and limitations that:

(a)	we have assumed that the consideration received by the Company for each Plan Share delivered pursuant to the Plan will not be less than the par value of the Common Stock; and

(b)	we have assumed that the registrar and transfer agent for the Common Stock will duly register such issuance and countersign the stock certificates evidencing such Plan Shares and that such stock certificates will conform to the specimen certificate examined by us.

We do not express any opinion with respect to the law of any jurisdiction other than Delaware corporate law (including, to the extent applicable, the Delaware constitution and judicial decisions) and we do not express any opinion as to the effect of any other laws on the opinion herein stated. The Plan Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Plan Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Plan, the Plan Shares will be validly issued, fully paid and nonassessable.

BlackRock, Inc.

July 31, 2014

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP